EX-5.1


                 [Letterhead of Hofheimer Gartlir & Gross, LLP]

                                                               February 8, 2002



Wild Heart Ranch Inc.
145 Tyee Drive, No. 1573
Point Roberts, WA 98281-9602

     Re: Wild Heart Ranch Inc.

Gentlemen:

     We have acted as securities counsel for Wild Heart Ranch Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement"), File No. 333-67064, under the Securities Act of 1933, as amended, relating to (i) the sale by the Company of 3,000,000 shares of common stock of the Company, par value $.001 per share ("Common Stock") that are presently outstanding, (ii) the public resale by certain selling stockholders (the "Selling Stockholders") of 2,623,024 shares of Common Stock, that are presently outstanding, and (iii) 250,000 shares of Common Stock that may be issued upon the exercise of outstanding options (the "Option Shares").

     In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the certificate of incorporation of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on and subject to the foregoing, we hereby advise you that, in our opinion, (i) the 3,000,000 outstanding shares of Common Stock to be sold by the Company pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable, (ii) the 2,373,024 outstanding shares of Common Stock to be sold by the Selling Stockholders have been duly authorized and validly issued, and are fully paid and nonassessable and (iii) the Option Shares, upon exercise of the options and payment of the exercise prices thereof to the Company in accordance with the terms of the underlying option agreement, will be duly authorized, validly issued, fully paid and non-assessable.



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     We hereby consent to the use and filing of this opinion in connection  with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related prospectus.

                                              Very truly yours,


                                              /s/ Hofheimer Gartlir & Gross, LLP




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